Exhibit 99

HILLSHIRE BRANDS REPORTS FULL YEAR EARNINGS ABOVE GUIDANCE RANGE;
RAISES DIVIDEND AND ANNOUNCES PLANS TO REPURCHASE SHARES

CHICAGO, IL (August 8, 2013) - The Hillshire Brands Company (NYSE: HSH) today reported earnings for the fourth quarter and full fiscal year 2013.

•	Fiscal Year 2013 adjusted[1] diluted EPS of $1.72; reported diluted EPS of $1.49

•	Full-year net sales increased slightly, in line with guidance, with both operating segments showing growth

•	Adjusted operating income increased $40 million in the fiscal year; reported operating income increased $221 million

•	Fiscal 2014 adjusted diluted EPS expected to be flat to down mid-single digits

•	Dividend will increase 40% to $0.70 per share on an annualized basis

•	Company targeting repurchases of approximately $200 million of stock over the next two fiscal years

CEO Perspective
“In this pivotal transition year, we are pleased with the progress we made on our plans to deliver strong and sustainable shareholder returns. This affirms our confidence in the underlying business and enables us to return more cash to shareholders,” said Sean Connolly, president and chief executive officer of The Hillshire Brands Company.

“Our strategy of strengthening our core brands through increased MAP and innovation worked well as our strong businesses became stronger and we made progress on our challenged businesses. We also achieved our fiscal 2013 savings targets and identified additional efficiency initiatives. We recognize our work is not done, and we will continue our efforts to strengthen our portfolio,” added Connolly.

“As we look to fiscal 2014, we expect performance to gain momentum through the year. First half results will reflect lapping of fiscal 2013 favorability, near-term inflation, and competitive dynamics. Second half performance will be fueled by a robust innovation slate and the benefit of our cost savings programs. As we exit fiscal 2014, our company will be significantly stronger versus where we started, delivering solid growth and well-positioned for fiscal 2015.”

Discussion of Continuing Operations Results
In the fourth quarter, net sales of $962 million were down 2.1% versus the prior year's fourth quarter. Consistent with the company's expectations, adjusted operating income decreased 23.2% to $63 million. The lower operating income was driven by the sales decline and planned investments in brand building and innovation. Reported operating income increased to $49 million from a loss in the prior year. Adjusted earnings per share decreased 16.1% to $0.26, and reported earnings per share increased to $0.28 from a loss of $0.52 in the prior year.

For fiscal year 2013, adjusted and reported net sales of $3,920 million were up 0.4% and down 1.0%, respectively, versus the prior year. Adjusted operating income increased 12.5% to $363 million, as the benefits of lower input costs and efficiencies were partially reinvested in MAP. Reported operating income increased 290.7% to $297 million. Adjusted earnings per share increased 18.6% to $1.72, and reported earnings per share increased to $1.49 from a loss in the prior year.

1	The term “adjusted diluted EPS” and other financial measures identified as “adjusted” are explained and reconciled to comparable GAAP measures at the end of this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 2

Retail
Retail net sales declined 3.8% in the fourth quarter versus the prior year. Operating segment income declined 32.3% from the prior year's comparable quarter. This lower operating income was driven by the sales decline and planned investments in brand building and innovation.

Jimmy Dean, which has performed well all year, had another strong quarter, growing both volume and sales behind increased MAP and innovation. Breakfast sandwiches continued their strong growth driven, in particular, by Jimmy Dean Delights. The Ball Park brand also had a good quarter, growing share in hot dogs and delivering continued growth in flame grilled patties. Additionally, Aidells continued to grow behind successful new product launches, including multiple varieties of chicken meatballs.

However, sales gains were more than offset by a material change in inventory levels at a large retail customer during the quarter, the anticipated softness in Hillshire Farm lunchmeat, and pricing investments in certain categories.

During the quarter, the company successfully addressed the Hillshire Farm manufacturing issue related to the new lunchmeat package. Customer service is now back to normal levels and promotional activities have resumed.

For the full year, Retail segment sales were up 0.3% versus the prior year with Jimmy Dean, Ball Park, Aidells, and Gallo all showing positive growth behind increased MAP spend. Operating segment income for the year increased 5.5% over the prior year driven by input cost favorability.

Foodservice/Other
Net sales increased 2.7% from the prior year's fourth quarter. Although the macro environment remains challenging, core foodservice sales grew in the quarter behind double-digit increases in convenience stores and high-end desserts. Commodity turkey sales also contributed to the increase in the quarter. Operating segment income decreased 13.5% behind higher SG&A and MAP.

For the full year, the Foodservice/Other segment net sales were up 0.1% and operating segment income was down 5.0% versus the prior fiscal year.

Corporate
For the full fiscal year, general corporate expense was $41 million, excluding significant items, reflecting non-repeating favorability in compensation-related and other expenses throughout the year.

Fiscal 2014 Outlook
The company expects sales to increase slightly in fiscal year 2014, building momentum in the back half of the year. This reflects a robust second-half innovation slate offset by near-term competitive dynamics. Additionally, reduced commodity meat sales are expected to impact the company's net sales growth rate by approximately one percentage point.

Adjusted diluted EPS is expected to be flat to down mid-single digits. This outlook takes into account that fiscal year 2013 EPS was favorably impacted by one-time, non-repeating benefits, as well as expected inflationary input costs in fiscal year 2014.

The company anticipates an effective tax rate of 35%, net interest expense of approximately $40 million, and corporate expenses of approximately $60 million, excluding significant items.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 3

Capital Allocation
The company is increasing its dividend to an annualized rate of $0.70 per share, a 40% increase. The company's board of directors has declared a regular quarterly dividend of $0.175 per share on the company's common stock, payable on October 7, 2013. The dividend is payable to stockholders of record as of the close of business on September 3, 2013.

The company is targeting repurchases of approximately $200 million of stock over the next two fiscal years.

Webcast
The Hillshire Brands Company's review of its results for the fourth quarter and full fiscal year 2013 will be broadcast live via the Internet today at 8:30 a.m. CDT. The live webcast, together with the slides reviewed during the webcast, can be accessed in the Investor Relations section on www.hillshirebrands.com. For people who are unable to listen to the webcast live, a recording will be available on the website at 2:00 p.m. CDT on the day of the webcast until February 6, 2014.

About The Hillshire Brands Company
The Hillshire Brands Company (NYSE: HSH) is a leader in meat-centric food solutions for the retail and foodservice markets.  The company generates approximately $4 billion in annual sales and has approximately 9,500 employees.  Hillshire Brands' portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells and Gallo Salame.  For more information on the company, please visit www.hillshirebrands.com.
####

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 4

Forward-Looking Statements
This release contains forward-looking statements regarding Hillshire Brands' business prospects and future financial results and metrics, including statements contained under the heading “CEO Perspective,” “Fiscal 2014 Outlook,” and “Capital Allocation.” Forward-looking statements are typically preceded by terms such as “will,” “anticipates,” “intends,” “expects,” “likely” or “believes” and other similar terms. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events and are inherently uncertain.
Investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements, and the company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Hillshire Brands' actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Hillshire Brands' most recent Annual Report on Form 10-K, as well as factors relating to:

•
Hillshire Brands' spin-off of its international coffee and tea business in June 2012, including (i) Hillshire Brands' ability to generate the anticipated benefits from the spin-off; (ii) the transition of leadership to a new senior management team and the departure of key personnel with historical knowledge; and (iii) potential tax liabilities and other indemnification obligations;

•
The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Hillshire Brands' ability to increase or maintain product prices in response to cost fluctuations and the impact on profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Hillshire Brands' products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties related to execution and trade and consumer acceptance;

•
Hillshire Brands' relationship with its customers, such as (i) a significant change in Hillshire Brands' business with any of its major customers, such as Wal-Mart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment; and

•
Other factors, such as (i) Hillshire Brands' ability to generate margin improvement through cost reduction and productivity improvement initiatives; (ii) Hillshire Brands' credit ratings, the impact of Hillshire Brands' capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Hillshire Brands' cost to borrow funds and access to capital/debt markets; and (iii) the settlement of a number of ongoing reviews of Hillshire Brands' income tax filing positions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Hillshire Brands transacts or has transacted business.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 5

Consolidated Statements of Income
For the Quarter and Twelve Months ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Quarter Ended		Twelve Months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Continuing Operations
Net sales	$962	$983	$3,920	$3,958
Cost of sales	698	713	2,758	2,857
Selling, general and administrative expenses	213	284	855	930
Net charges for exit activities, asset and business dispositions	2	11	9	81
Impairment charges	—	—	1	14
Operating income	49	(25)	297	76
Interest expense	13	10	48	77
Interest income	(2)	(1)	(7)	(5)
Debt extinguishment costs	—	39	—	39
Income (loss) from continuing operations before income taxes	38	(73)	256	(35)
Income tax expense (benefit)	3	(11)	72	(15)
Income (loss) from continuing operations	35	(62)	184	(20)
Discontinued Operations
Income from discontinued operations net of tax expense (benefit) of $(1), $(631), $(8), and $(603)	2	658	15	463
Gain on sale of discontinued operations, net of tax expense of $1, nil, $15, and $367	4	3	53	405
Net income from discontinued operations	6	661	68	868
Net income	41	599	252	848
Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	—	—	3
Net income attributable to Hillshire Brands	$41	$599	$252	$845
Amounts attributable to Hillshire Brands
Net income (loss) from continuing operations	$35	$(62)	$184	$(20)
Net income from discontinued operations	6	661	68	865
Earnings per share of common stock
Basic
Income (loss) from continuing operations	$0.29	$(0.52)	$1.50	$(0.16)
Net income	$0.33	$5.02	$2.05	$7.13
Average shares outstanding	123	119	123	119
Diluted
Income (loss) from continuing operations	$0.28	$(0.52)	$1.49	$(0.16)
Net income	$0.33	$5.02	$2.04	$7.13
Average shares outstanding	125	119	123	119
Cash dividends declared per share of common stock	$0.125	$—	$0.50	$1.15

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 6

Financial Summary—As Adjusted (1)
For the Quarter and Twelve Months ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Quarter ended			Twelve Months ended
	June 29, 2013	June 30, 2012	% Change	June 29, 2013	June 30, 2012	% Change
Continuing operations:
Adjusted net sales:
Retail	$706	$734	(3.8)%	$2,894	$2,884	0.3%
Foodservice/Other	256	249	2.7	1,026	1,025	0.1
Intersegment	—	—		—	(6)
Total adjusted net sales	$962	$983	(2.1)%	$3,920	$3,903	0.4%
Adjusted operating income (loss)
Retail	$57	$85	(32.3)%	$329	$313	5.5%
Foodservice/Other	13	14	(13.5)	75	79	(5.0)
Operating segment income	70	99	(29.6)%	404	392	3.4%
General corporate expenses	(4)	(15)		(36)	(64)
Mark-to-market derivatives gains (losses)	(2)	(1)		(1)	(1)
Amortization of trademarks & intangibles	(1)	(1)		(4)	(4)
Total adjusted operating income	$63	$82	(23.2)%	$363	$323	12.5%
Adjusted income from continuing operations	$33	$38	(12.8)%	$212	$173	22.3%
Adjusted net income	$35	$151	(77.2)%	$223	$574	(61.1)%

Continuing operations	$33	$38	(12.8)%	$212	$173	22.3%
Discontinued operations	$2	$113	(98.5)%	$11	$398	(97.2)%
Adjusted net income attributable to Hillshire Brands	$35	$151	(77.2)%	$223	$571	(60.9)%
Adjusted diluted earnings per share:
Income from continuing operations	$0.26	$0.31	(16.1)%	$1.72	$1.45	18.6%
Net income	$0.28	$1.26	(77.8)%	$1.81	$4.77	(62.1)%
Adjusted operating margin:
Retail	8.2%	11.6%	(3.4) ppt	11.4%	10.8%	0.6 ppt
Foodservice/Other	4.8	5.7	(0.9) ppt	7.3	7.7	(0.4) ppt
Total Hillshire Brands	6.6%	8.4%	(1.8) ppt	9.3%	8.3%	1.0 ppt

(1) Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 7

Financial Summary—As Reported
For the Quarter and Twelve Months ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Quarter ended			Twelve Months ended
	June 29, 2013	June 30, 2012	% Change	June 29, 2013	June 30, 2012	% Change
Continuing operations:
Net sales:
Retail	$706	$734	(3.8)%	$2,894	$2,884	0.3%
Foodservice/Other	256	249	2.7	1,026	1,025	0.1
Business dispositions and exits	—	—		—	55
Intersegment	—	—		—	(6)
Total net sales	$962	$983	(2.1)%	$3,920	$3,958	(1.0)%
Operating income (loss)
Retail	$57	$85	(32.3)%	$329	$313	5.5%
Foodservice/Other	13	14	(13.5)	75	79	(5.0)
Operating segment income	70	99	(29.6)%	404	392	3.4%
General corporate expenses	(10)	(104)		(93)	(272)
Mark-to-market derivatives gains (losses)	(2)	(1)		(1)	(1)
Amortization of trademarks & intangibles	(1)	(1)		(4)	(4)
Business dispositions and exits	—	—		6	8
Significant items - business segments	(8)	(18)		(15)	(47)
Total operating income (loss)	$49	$(25)	NM	$297	$76	NM
Income (loss) from continuing operations	$35	$(62)	NM	$184	$(20)	NM
Net income	$41	$599	(93.2)%	$252	$848	(70.3)%

Continuing operations	$35	$(62)	NM	$184	$(20)	NM
Discontinued operations	$6	$661	(99.1)%	$68	$865	(92.1)%
Net income (loss) attributable to Hillshire Brands	$41	$599	(93.2)%	$252	$845	(70.2)%
Diluted earnings per share:
Income (loss) from continuing operations	$0.28	$(0.52)	NM	$1.49	$(0.16)	NM
Net income	$0.33	$5.02	(93.4)%	$2.04	$7.13	(71.4)%
Operating margin:
Retail	8.2%	11.6%	(3.4) ppt	11.4%	10.8%	0.6 ppt
Foodservice/Other	4.8	5.7	(0.9) ppt	7.3	7.7	(0.4) ppt
Total Hillshire Brands	5.1%	(2.5)%	7.6 ppt	7.6%	1.9%	5.7 ppt

NM = Not meaningful

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 8

Net Sales Bridge
For the Quarter and Twelve Months ended June 29, 2013 (unaudited)

The following table illustrates the components of the change in net sales versus the prior year

Fourth quarter ended June 29, 2013	Retail	Foodservice/ Other	Total Company
Volume	(3.6)%	4.4%	(1.0)%
Mix	0.3	(3.4)	(1.2)
Price	(0.4)	2.1	0.3
Other	(0.1)	(0.4)	(0.2)
Adjusted net sales* change	(3.8)	2.7	(2.1)
Dispositions			—
Total Net Sales Change	(3.8)%	2.7%	(2.1)%
Year ended June 29, 2013	Retail	Foodservice/ Other	Total Company
Volume	(0.1)%	4.5%	1.4%
Mix	0.6	(3.6)	(0.7)
Price	(0.2)	(0.4)	(0.3)
Other	—	(0.4)	—
Adjusted net sales* change	0.3	0.1	0.4
Dispositions			(1.4)
Total Net Sales Change	0.3%	0.1%	(1.0)%

*	Adjusted net sales is a non-GAAP measure that excludes the impact of dispositions.
See detailed explanation of this and other non-GAAP measures in this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 9

Operating Results by Business Segment
For the Quarters ended June 29, 2013 and June 30, 2012 (in millions—unaudited)

	Fourth Quarter 2013	Fourth Quarter 2012
Net sales:
Retail	$706	$734
Foodservice/Other	256	249
Business dispositions and exits	—	—
Intersegment	—	—
Total net sales	$962	$983

Fourth Quarter 2013	As Reported	Dispositions	Restructuring Actions	Accelerated Depreciation	Impairment Charges	Other Significant Items	As Adjusted (1)
Operating income:
Retail	$57						$57
Foodservice/Other	13						13
Total operating segment income	70						70
General corporate expenses	(10)	$—	$(15)	$—	$—	$9	(4)
Mark-to-market derivative gains (losses)	(2)	—	—	—	—	—	(2)
Amortization of trademarks/intangibles	(1)	—	—	—	—	—	(1)
Business dispositions and exits	—	—	—	—	—	—	—
Significant items - business segments	(8)	—	(3)	(5)	—	—	—
Operating income	$49	$—	$(18)	$(5)	$—	$9	$63
Operating margin	5.1%						6.6%
Fourth Quarter 2012
Operating income:
Retail	$85						$85
Foodservice/Other	14						14
Total operating segment income	99						99
General corporate expenses	(104)	$—	$(76)	$(12)	$—	$(1)	(15)
Mark-to-market derivative gains (losses)	(1)	—	—	—	—	—	(1)
Amortization of trademarks/intangibles	(1)	—	—	—	—	—	(1)
Business dispositions and exits	—	—	—	—	—	—	—
Significant items - business segments	(18)	—	(8)	(5)	—	(5)	—
Operating income (loss)	$(25)	$—	$(84)	$(17)	$—	$(6)	$82
Operating margin	(2.5)%						8.4%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 10

Operating Results by Business Segment
For the Twelve Months ended June 29, 2013 and June 30, 2012 (in millions—unaudited)

	Twelve Months 2013	Twelve Months 2012
Net sales:
Retail	$2,894	$2,884
Foodservice/Other	1,026	1,025
Business dispositions and exits	—	55
Intersegment	—	(6)
Total net sales	$3,920	$3,958

Twelve Months 2013	As Reported	Dispositions	Restructuring Actions	Accelerated Depreciation	Impairment Charges	Other Significant Items	As Adjusted (1)
Operating income:
Retail	$329						$329
Foodservice/Other	75						75
Total operating segment income	404						404
General corporate expenses	(93)	$—	$(51)	$(18)	$—	$12	(36)
Mark-to-market derivative gains (losses)	(1)	—	—	—	—	—	(1)
Amortization of trademarks/intangibles	(4)	—	—	—	—	—	(4)
Business dispositions and exits	6	6	—	—	—	—	—
Significant items - business segments	(15)	—	(3)	(11)	(1)	—	—
Operating income	$297	$6	$(54)	$(29)	$(1)	$12	$363
Operating margin	7.6%						9.3%
Twelve Months 2012
Operating income:
Retail	$313						$313
Foodservice/Other	79						79
Total operating segment income	392						392
General corporate expenses	(272)	$—	$(178)	$(22)	$(14)	$6	(64)
Mark-to-market derivative gains (losses)	(1)	—	—	—	—	—	(1)
Amortization of trademarks/intangibles	(4)	—	—	—	—	—	(4)
Business dispositions and exits	8	8	—	—	—	—	—
Significant items - business segments	(47)	—	(18)	(24)	—	(5)	—
Operating income	$76	$8	$(196)	$(46)	$(14)	$1	$323
Operating margin	1.9%						8.3%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 11

Significant Items
Quarters ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Quarter ended June 29, 2013			Quarter ended June 30, 2012
(In millions except per share data)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(3)	$(1)	$(0.02)	$(11)	$(7)	$(0.06)
Lease and contractual obligation exit costs	1	—	0.01	(2)	(1)	(0.01)
Consulting/advisory and other costs	(16)	(11)	(0.08)	(71)	(49)	(0.41)
Accelerated depreciation	(5)	(3)	(0.03)	(17)	(11)	(0.09)
Total restructuring actions	(23)	(15)	(0.12)	(101)	(68)	(0.56)
Pension settlement/withdrawal/other	(1)	—	(0.01)	(6)	(4)	(0.03)
Tax indemnification accrual adjustment	10	10	0.08	—	—	—
Debt extinguishment costs	—	—	—	(39)	(25)	(0.21)
Impact of significant items on income (loss) from continuing operations before significant tax matters	(14)	(5)	(0.04)	(146)	(97)	(0.80)
Tax audit settlement/reserve adjustments	—	7	0.06	—	(3)	(0.03)
Impact of significant items on income (loss) from continuing operations	(14)	2	0.02	(146)	(100)	(0.83)
Discontinued operations:
Severance/ retention costs	—	—	—	(29)	(23)	(0.19)
Lease and contractual obligation exit costs	—	—	—	(2)	1	0.01
Consulting, advisory & other costs	—	—	—	(67)	(53)	(0.44)
Impairment charges	—	—	—	(10)	(7)	(0.06)
Gain on the sale of discontinued operations	5	4	0.03	3	3	0.02
Pension curtailment/withdrawal/other	—	—	—	(3)	(1)	(0.01)
Indirect tax reserve - Brazil	—	—	—	(1)	(1)	(0.01)
Tax basis difference adjustment	—	—	—	—	—	0.01
Tax audit settlement/reserve adjustment	—	—	—	—	(25)	(0.21)
Tax valuation allowance adjustment	—	—	—	—	6	0.05
Tax on unremitted earnings	—	—	—	—	648	5.37
Impact of significant items on income (loss) from discontinued operations	5	4	0.03	(109)	548	4.54
Impact of using diluted versus basic shares	—	—	—	—	—	0.05
Impact of significant items on net income (loss) attributable to Hillshire Brands	$(9)	$6	$0.05	$(255)	$448	$3.76

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(5)			$(10)
Selling, general and administrative expenses	(7)			(86)
Exit and business dispositions	(2)			(11)
Debt extinguishment costs	—			(39)
Total	$(14)			$(146)
 Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 12

Significant Items
Twelve Months ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Twelve Months ended June 29, 2013			Twelve Months Ended June 30, 2012
(In millions except per share data)	Pretax Impact	Net Income/ (loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/ (loss)	Diluted EPS Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(4)	$(2)	$(0.02)	$(31)	$(20)	$(0.17)
Lease and contractual obligation exit costs	(12)	(8)	(0.06)	(55)	(35)	(0.29)
Consulting/advisory and other costs	(38)	(25)	(0.20)	(110)	(84)	(0.70)
Income from asset dispositions	6	4	0.03	—	—	—
Accelerated depreciation	(29)	(18)	(0.15)	(46)	(29)	(0.25)
Total restructuring actions	(77)	(49)	(0.40)	(242)	(168)	(1.40)
Gain on HBI tax settlement	—	—	—	15	15	0.12
Impairment charges	(1)	(1)	(0.01)	(14)	(9)	(0.07)
Litigation accrual	—	—	—	(11)	(7)	(0.06)
Pension settlement/withdrawal/other	(5)	(3)	(0.03)	(6)	(4)	(0.03)
Tax indemnification accrual adjustment	10	10	0.08	3	4	0.03
Workers' compensation deposit adjustment	7	5	0.04	—	—	—
Debt extinguishment costs	—	—	—	(39)	(25)	(0.21)
Impact of significant items on income (loss) from continuing operations before significant tax matters	(66)	(38)	(0.31)	(294)	(194)	(1.62)
Tax audit settlement/reserve adjustments	—	10	0.09	—	1	0.01
Impact of significant items on income (loss) from continuing operations	(66)	(28)	(0.23)	(294)	(193)	(1.61)
Discontinued operations:
Severance/ retention costs	—	—	—	(73)	(55)	(0.46)
Lease and contractual obligation exit costs	—	—	—	(108)	(79)	(0.66)
Consulting, advisory & other costs	(3)	(2)	(0.02)	(145)	(105)	(0.87)
Impairment charges	—	—	—	(414)	(365)	(3.05)
Gain on the sale of discontinued operations	68	53	0.43	772	405	3.38
Thailand flood loss	—	—	—	(2)	(1)	(0.01)
Pension curtailment/withdrawal/other	1	1	—	(6)	(3)	(0.02)
Indirect tax reserve - Brazil	—	—	—	(1)	(1)	(0.01)
Tax basis difference adjustment	—	4	0.03	—	186	1.56
Tax audit settlement/reserve adjustments	—	1	0.01	—	80	0.67
Tax valuation allowance adjustment	—	—	—	—	(66)	(0.55)
Tax on unremitted earnings	—	—	—	—	471	3.94
Impact of significant items on income from discontinued operations	66	57	0.46	23	467	3.90
Impact of using diluted versus basic shares	—	—	—	—	—	0.07
Impact of significant items on net income (loss) attributable to Hillshire Brands	$—	$29	$0.23	$(271)	$274	$2.36

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(11)			$(28)
Selling, general and administrative expenses	(45)			(132)
Impairment charges	(1)			(14)
Exit and business dispositions	(9)			(81)
Debt extinguishment costs	—			(39)
Total	$(66)			$(294)
Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 13

EPS Reconciliation—Reported to Adjusted
Quarters ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Quarter ended June 29, 2013			Quarter ended June 30, 2012
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:
Income (loss) from continuing operations before income taxes	$38	$(14)	$52	$(73)	$(146)	$73
Income tax expense (benefit)	3	(16)	19	(11)	(46)	35
Income (loss) from continuing operations	35	2	33	(62)	(100)	38
Discontinued operations:
Income from discontinued operations, net of tax	2	—	2	658	545	113
Gain on sale of discontinued operations, net of tax	4	4	—	3	3	—
Net income from discontinued operations	6	4	2	661	548	113
Net income	41	6	35	599	448	151
Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	—	—	—	—	—
Net income attributable to Hillshire Brands	$41	$6	$35	$599	$448	$151
Amounts attributable to Hillshire Brands:
Net income (loss) from continuing operations	$35	$2	$33	$(62)	$(100)	$38
Net income from discontinued operations	6	4	2	661	548	113
Earnings per share of common stock:
Diluted
Income (loss) from continuing operations	$0.28	$0.02	$0.26	$(0.52)	$(0.83)	$0.31
Net income	$0.33	$0.05	$0.28	$5.02	$3.76	$1.26
Effective tax rate—continuing operations	7.7%		37.4%	15.0%		48.4%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 14

EPS Reconciliation—Reported to Adjusted
Twelve Months ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Twelve Months ended June 29, 2013			Twelve Months Ended June 30, 2012
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:
Income (loss) from continuing operations before income taxes	$256	$(66)	$322	$(35)	$(294)	$259
Income tax expense (benefit)	72	(38)	110	(15)	(101)	86
Income (loss) from continuing operations	184	(28)	212	(20)	(193)	173
Discontinued operations:
Income from discontinued operations, net of tax	15	4	11	463	62	401
Gain on sale of discontinued operations, net of tax	53	53	—	405	405	—
Net income from discontinued operations	68	57	11	868	467	401
Net income	252	29	223	848	274	574
Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	—	—	3	—	3
Net income attributable to Hillshire Brands	$252	$29	$223	$845	$274	$571
Amounts attributable to Hillshire Brands:
Net (loss) income from continuing operations	$184	$(28)	$212	$(20)	$(193)	$173
Net income from discontinued operations	68	57	11	865	467	398
Earnings per share of common stock:
Diluted
Income (loss) from continuing operations	$1.49	$(0.23)	$1.72	$(0.16)	$(1.61)	$1.45
Net income	$2.04	$0.23	$1.81	$7.13	$2.36	$4.77
Effective tax rate—continuing operations	28.1%		34.2%	44.2%		33.1%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 15

Operating Income Reconciliation—Reported to Adjusted
Quarters ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Quarter ended June 29, 2013
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$962	$—	$—	$962
Cost of Sales	698	5	—	693
Gross Profit	264	(5)	—	269
MAP Expense	47	—	—	47
SG&A (excluding MAP)	166	7	—	159
Net charges for exit activities, asset and business dispositions	2	2	—	—
Impairment charges	—	—	—	—
Operating income	$49	$(14)	$—	$63

	Quarter ended June 30, 2012
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$983	$—	$—	$983
Cost of Sales	713	10	1	702
Gross Profit	270	(10)	(1)	281
MAP Expense	26	—	(2)	28
SG&A (excluding MAP)	258	86	1	171
Net charges for exit activities, asset and business dispositions	11	11	—	—
Impairment charges	—	—	—	—
Operating income (loss)	$(25)	$(107)	$—	$82

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 16

Operating Income Reconciliation—Reported to Adjusted
Twelve Months ended June 29, 2013 and June 30, 2012 (in millions, except per share data—unaudited)

	Twelve Months ended June 29, 2013
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$3,920	$—	$—	$3,920
Cost of Sales	2,758	11	—	2,747
Gross Profit	1,162	(11)	—	1,173
MAP Expense	174	—	—	174
SG&A (excluding MAP)	681	45	—	636
Net charges for exit activities, asset and business dispositions	9	9	—	—
Impairment charges	1	1	—	—
Operating income	$297	$(66)	$—	$363

	Twelve Months Ended June 30, 2012
	As Reported	Impact of Significant Items	Dispositions	Adjusted (1)
Net Sales	$3,958	$—	$55	$3,903
Cost of Sales	2,857	28	40	2,789
Gross Profit	1,101	(28)	15	1,114
MAP Expense	135	—	—	135
SG&A (excluding MAP)	795	132	7	656
Net charges for exit activities, asset and business dispositions	81	81	—	—
Impairment charges	14	14	—	—
Operating income	$76	$(255)	$8	$323

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 17

Explanation of Non-GAAP Financial Measures
Management measures and reports Hillshire Brands’ financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Hillshire Brands highlights certain items that have significantly impacted the company’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items. Other companies may calculate these non-GAAP financial measures differently than Hillshire Brands.
“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total company for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs; lease and contractual obligation exit costs; impairment charges; tax charges on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances; and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Hillshire Brands or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Hillshire Brands believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the company.
This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items and the impact of dispositions. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Hillshire Brands’ business that, when viewed together with Hillshire Brands’ financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Hillshire Brands’ historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
In addition, investors frequently have requested information from management regarding the impact of significant items. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Hillshire Brands’ historical and projected future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the five performance measures under Hillshire Brands’ annual incentive plan are net sales and earnings before interest and taxes (EBIT), which are the reported amounts as adjusted for significant items and other items. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

Hillshire Brands Reports Fourth Quarter and Full Year Results - Page 18

The following is an explanation of the non-GAAP financial measures presented in this release.
“Adjusted Diluted EPS” excludes from diluted EPS for continuing operations the per share impact of significant items.
“Adjusted Net Income” excludes from net income the impact of significant items related to both continuing and discontinued operations recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.
“Adjusted Net Sales” for continuing operations for all segments combined or net sales for an indicated business segment excludes the impact of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.
“Adjusted Operating Income” for continuing operations excludes from operating income the impact of significant items. It also excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.
“Operating Segment Margin” for continuing operations or an indicated business segment equals operating segment income for a business segment divided by adjusted net sales for that business segment.
“Operating Segment Income” for all business segments combined or for an indicated business segment excludes the impact of significant items recognized by that portion of the business during the fiscal period presented and excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted Income from Continuing Operations” excludes from income from continuing operations the impact of significant items related to continuing operations recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.